Exhibit 5.1

[WHITE & CASE LLP LETTERHEAD]

June 1, 2015

Dynegy Inc.

601 Travis, Suite 1400

Houston, Texas 77002

Re:                             $2,100,000,000 6.75% Senior Notes due 2019

$1,750,000,000 7.375% Senior Notes due 2022

$1,250,000,000 7.625% Senior Notes due 2024

Ladies and Gentlemen:

We have acted as counsel to Dynegy Inc., a Delaware corporation (the “Company”), and each of the subsidiaries of the Company listed on Schedule I (the “Delaware Corporate Guarantors”) and Schedule II hereto (the “Delaware Non-Corporate Guarantors” and, together with Delaware Corporate Guarantors, the “Delaware Guarantors”) in connection with the preparation and filing by the Company of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2015 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and any amendments thereto, for the registration under the Securities Act of up to (i) $2,100,000,000 in aggregate principal amount of the Company’s 6.75% Senior Notes due 2019 (the “2019 Exchange Notes”) to be offered in exchange (the “2019 Notes Exchange Offer”) for any and all of its outstanding unregistered 6.75% Senior Notes due 2019 (the “2019 Old Notes”), (ii) $1,750,000,000 in aggregate principal amount of the Company’s 7.375% Senior Notes due 2022 (the “2022 Exchange Notes”) to be offered in exchange (the “2022 Notes Exchange Offer”) for any and all of its outstanding unregistered 7.375% Senior Notes due 2022 (the “2022 Old Notes”) and (iii) $1,250,000,000 in aggregate principal amount of the Company’s 7.625% Senior Notes due 2024 (the “2024 Exchange Notes” and, together with the 2019 Exchange Notes and the 2022 Exchange Notes, the “Exchange Notes”) to be offered in exchange (the “2024 Notes Exchange Offer”) for any and all of its outstanding unregistered 7.625% Senior Notes due 2024 (the “2024 Old Notes”). The 2019 Old Notes were issued and the 2019 Exchange Notes are to be issued under an indenture, dated as of October 27, 2014, as supplemented by (i) the first supplemental indenture, dated as of April 1, 2015, (ii) the second supplemental indenture, dated as of April 1, 2015, (iii) the third supplemental indenture, dated as of April 2, 2015 and (iv) the fourth supplemental indenture, dated as of May 11, 2015 (the “2019 Notes Indenture”), among the Company, as successor in interest to Dynegy Finance II, Inc., the Delaware Guarantors, the subsidiaries of the Company listed on Schedule III hereto (the “Non-Delaware Guarantors” and, together with the Delaware Guarantors, the “Guarantors”) and Wilmington Trust, National Association, as Trustee (in such capacity, the “Trustee”). The 2022 Old Notes were issued and the 2022 Exchange Notes are to be issued under an indenture, dated as of October 27, 2014, as supplemented by (i) the first supplemental indenture, dated as of April 1, 2015, (ii) the second supplemental indenture, dated as of April 1, 2015, (iii) the third supplemental indenture, dated as of April 2, 2015 and (iv) the fourth supplemental indenture, dated as of May 11, 2015 (the “2022 Notes Indenture”), among the Company, as successor in interest to Dynegy Finance II, Inc., the Guarantors and the Trustee. The 2024 Old Notes were issued and the 2024 Exchange Notes are to be issued under an indenture, dated as of October 27, 2014, as supplemented by (i) the first supplemental indenture, dated as of April 1, 2015, (ii) the second supplemental indenture, dated as of April 1, 2015, (iii) the third supplemental indenture, dated as of April 2, 2015 and (iv) the fourth supplemental indenture, dated as of May 11, 2015 (the “2024 Notes Indenture” and, together with the 2019 Notes Indenture and the 2022 Notes Indenture, the “Indentures”), among the Company, as successor in interest to Dynegy Finance II, Inc., the Guarantors and the Trustee. Each series of the Exchange Notes will be guaranteed by each of the Guarantors pursuant to the terms of the applicable Indenture. This opinion letter is rendered pursuant to Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K. The Indentures and the Exchange Notes are referred to herein collectively as the “Operative Documents.”

We have examined such certificates of public officials and certificates of officers of the Company and the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such corporate documents, records, agreements and instruments of the Company, including the Operative Documents, and such other documents, records, agreements and instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have assumed the genuineness of signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws. For purposes of our opinion with respect to the Delaware Non-Corporate Guarantors and the Non-Delaware Guarantors, we have assumed, without conducting any independent research or investigation with respect thereto, that such Delaware Non-Corporate Guarantors and Non-Delaware Guarantors are validly existing and have the corporate, limited liability company or partnership power and authority, as applicable, to execute and deliver the Indentures and to perform their obligations thereunder, including their guarantees of the Exchange Notes. With respect to such matters, we understand that there have been filed with the Commission as exhibits to the Registration Statement opinions of: (i) Richards, Layton & Finger, P.A., with respect to the Delaware Non-Corporate Guarantors, (ii) Locke Lord LLP, with respect to certain Non-Delaware Guarantors, (iii) Hunton & Williams LLP, with respect to certain Non-Delaware Guarantors, and (iv) McDonald Hopkins LLC, with respect to certain Non-Delaware Guarantors.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.              when authorized, executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the 2019 Notes Indenture, and delivered in exchange for the 2019 Old Notes in accordance with the terms of the 2019 Notes Exchange Offer as set forth in the Registration Statement, (i) the 2019 Exchange Notes will constitute valid and binding obligations of the Company and (ii) the guarantees will constitute valid and binding obligations of the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting the enforcement of creditors’ rights generally or by general principles of equity (whether applied by a court in equity or at law);

2.              when authorized, executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the 2022 Notes Indenture, and delivered in exchange for the 2022 Old Notes in accordance with the terms of the 2022 Notes Exchange Offer as set forth in the Registration Statement, (i) the 2022 Exchange Notes will constitute valid and binding obligations of the Company and (ii) the guarantees will constitute valid and binding obligations of the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting the enforcement of creditors’ rights generally or by general principles of equity (whether applied by a court in equity or at law); and

3.              when authorized, executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the 2024 Notes Indenture, and delivered in exchange for the 2024 Old Notes in accordance with the terms of the 2024 Notes Exchange Offer as set forth in the Registration Statement, (i) the 2024 Exchange Notes will constitute valid and binding obligations of the Company and (ii) the guarantees will constitute valid and binding obligations of the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting the enforcement of creditors’ rights generally or by general principles of equity (whether applied by a court in equity or at law).

With your consent, we have assumed (a) that the Operative Documents have been authorized, executed and delivered by the parties thereto, (b) that the Operative Documents constitute valid, binding and enforceable obligations of the parties thereto other than the Company and the Guarantors, enforceable against such parties in accordance with their respective terms and (c) the Trustee is in compliance, generally and with respect to acting as trustee under each of the Indentures, with all applicable laws and regulations.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In

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giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ White & Case LLP

GK : DJ : ST : EB

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Schedule I

Black Mountain Cogen, Inc.	Delaware
Dynegy Administrative Services Company	Delaware
Dynegy Global Liquids, Inc.	Delaware
Dynegy Power Generation Inc.	Delaware
ECP II-B (Brayton Point IP) Corp	Delaware
ECP II-C (Brayton Point IP) Corp	Delaware
EquiPower Resources Corp.	Delaware
Sithe Energies, Inc.	Delaware

Schedule II

Blue Ridge Generation LLC	Delaware
Brayton Point Holdings, LLC	Delaware
Casco Bay Energy Company, LLC	Delaware
Dighton Power, LLC	Delaware
Dynegy Coal Generation, LLC	Delaware
Dynegy Coal Holdco, LLC	Delaware
Dynegy Coal Investments Holdings, LLC	Delaware
Dynegy Coal Trading & Transportation, L.L.C.	Delaware
Dynegy Conesville, LLC	Delaware
Dynegy Dicks Creek, LLC	Delaware
Dynegy Energy Services, LLC	Delaware
Dynegy Energy Services (East), LLC	Delaware
Dynegy Equipment, LLC	Delaware
Dynegy Fayette II, LLC	Delaware
Dynegy Gas Generation, LLC	Delaware
Dynegy GasCo Holdings, LLC	Delaware
Dynegy Gas Holdco, LLC	Delaware
Dynegy Gas Imports, LLC	Delaware
Dynegy Gas Investments, LLC	Delaware
Dynegy Gas Investments Holdings, LLC	Delaware
Dynegy Generation Holdco, LLC	Delaware
Dynegy Hanging Rock II, LLC	Delaware
Dynegy Kendall Energy, LLC	Delaware
Dynegy Killen, LLC	Delaware
Dynegy Lee II, LLC	Delaware
Dynegy Marketing and Trade, LLC	Delaware
Dynegy Miami Fort, LLC	Delaware
Dynegy Midwest Generation, LLC	Delaware
Dynegy Morro Bay, LLC	Delaware
Dynegy Moss Landing, LLC	Delaware
Dynegy Oakland, LLC	Delaware
Dynegy Power, LLC	Delaware
Dynegy Resource I, LLC	Delaware
Dynegy Resource II, LLC	Delaware
Dynegy Resource III, LLC	Delaware
Dynegy Resource Holdings, LLC	Delaware
Dynegy Resources Generating Holdco, LLC	Delaware
Dynegy Resources Holdco I, LLC	Delaware
Dynegy Resources Holdco II, LLC	Delaware
Dynegy Resources Management, LLC	Delaware
Dynegy South Bay, LLC	Delaware
Dynegy Stuart, LLC	Delaware
Dynegy Washington II, LLC	Delaware
Dynegy Zimmer, LLC	Delaware
Elwood Energy Holdings, LLC	Delaware
Elwood Energy Holdings II, LLC	Delaware
Elwood Expansion Holdings, LLC	Delaware
Havana Dock Enterprises, LLC	Delaware

Lake Road Generating Company, L.P.	Delaware
Lake Road Holdings GP, LLC	Delaware
Lake Road Holdings LP, LLC	Delaware
LEP Holdings, LLC	Delaware
Liberty Electric Generation Holdings, LLC	Delaware
Liberty Electric PA 2, LLC	Delaware
Liberty Electric Power, LLC	Delaware
Masspower Holdco, LLC	Delaware
Masspower Partners I, LLC	Delaware
Masspower Partners II, LLC	Delaware
Milford Power Company, LLC	Delaware
Ontelaunee Power Operating Company, LLC	Delaware
Richland Generation Expansion, LLC	Delaware
Richland-Stryker Generation LLC	Delaware
RSG Power, LLC	Delaware
Sithe/Independence LLC	Delaware
Tomcat Power, LLC	Delaware

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Schedule III

Dynegy Commercial Asset Management, LLC	Ohio
Dynegy Operating Company	Texas
Dynegy Power Marketing, LLC	Texas
Elwood Services Company, LLC	Virginia
Illinova Corporation	Illinois
Kincaid Energy Services Company, LLC	Virginia
Kincaid Generation, L.L.C.	Virginia
Kincaid Holdings, LLC	Virginia
MASSPOWER	Massachusetts